EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the (i) Registration Statement No. 33-19309 on Form S-8, (ii) Post-Effective Amendment No. 1 to Registration Statement No. 33-19309 on Form S-8, and (iii) Post-Effective Amendment No. 2 to Registration Statement No. 33-19309 on Form S-8 of our report dated June 27, 2008 relating to the financial statements and supplemental schedule of Big Lots Savings Plan appearing in this Annual Report on Form 11-K of Big Lots Savings Plan for the year ended December 31, 2007.

/s/ Ary Roepcke Mulchaey, P.C.

Columbus, Ohio
June 27, 2008